EBENEFITS, INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

December 31,
2008
(Unaudited)
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$5,407

5,407
Other assets	92,364

$97,771

LIABILITIES AND STOCKHOLDERS' DEFICIENCY:
CURRENT LIABILITIES
Accounts Payable and accrued expenses	57,668

LONG-TERM LIABILITIES
Related Party	66,517
Note Payable	397,000
Total liabilities	521,185

STOCKHOLDERS' EQUITY
Common Stock 250,000,000 shares authorized and 152,678 shares issued and outstanding Additional Paid in Capital	152 (152)
Accumulated deficit	(423,414)
(423,414)
$97,771